UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 7, 2000



                      JACK HENRY & ASSOCIATES, INC.
        (Exact name of Registrant as specified in its Charter)




Delaware                     0-14112                  43-1128385
(State or Other Jurisdiction (Commission File Number) (IRS Employer
of Incorporation)                               Identification No.)


            663 Highway 60, P.O. Box 807, Monett, MO 65708
          (Address of principal executive offices)(zip code)


 Registrant's telephone number, including area code:   (417) 235-6652







ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

                        1.        ON JUNE 7, 2000, JACK
                       HENRY & ASSOCIATES, INC., A
                       DELAWARE CORPORATION (THE
                       "COMPANY") COMPLETED THE
                       ACQUISITION OF 100% OF THE
                       OUTSTANDING COMMON STOCK OF
                       SYMITAR SYSTEMS, INC., A
                       CALIFORNIA CORPORATION
                       ("SYMITAR") FOR $44,000,000 IN
                       CASH (THE "PURCHASE PRICE").
                       SYMITAR IS A PROVIDER OF IN-HOUSE
                       DATA PROCESSING SOLUTIONS FOR
                       CREDIT UNIONS. THE ACQUISITION
                       WAS COMPLETED PURSUANT TO THE
                       STOCK PURCHASE AGREEMENT DATED AS
                       OF MAY 14, 2000, BY AND AMONG THE
                       COMPANY, AND THE SHAREHOLDERS OF
                       SYMITAR.  THE PURCHASE PRICE WAS
                       DETERMINED BY ARM'S-LENGTH
                       NEGOTIATIONS BETWEEN
                       REPRESENTATIVES OF THE COMPANY
                       AND SYMITAR.

                       The funds used to pay the
                       Purchase Price were from working
                       capital and borrowings under an
                       unsecured Line of Credit Loan
                       Agreement, dated September 7,
                       1999, and amended effective as of
                        June 6, 2000, between the
                       Company and Commerce Bank, N.A.


                        2.        SYMITAR'S ASSETS
                       CONSIST MAINLY OF CASH,
                       RECEIVABLES, INVENTORY, PROPERTY
                       AND EQUIPMENT, AND OTHER TANGIBLE
                       AND INTANGIBLE ASSETS.  THE
                       ASSETS OF SYMITAR WERE USED,
                       PRIOR TO THE EFFECTIVE TIME OF
                       THE STOCK PURCHASE AGREEMENT, FOR
                       THE DESIGN, DEVELOPMENT,
                       INSTALLATION AND SUPPORT OF
                       INTEGRATED INFORMATION SYSTEMS,
                       INCLUDING PROPRIETARY COMPUTER
                       SOFTWARE AND THIRD PARTY SOFTWARE
                       AND HARDWARE, FOR CREDIT UNIONS,
                       A USE WHICH THE COMPANY INTENDS
                       TO CONTINUE IMMEDIATELY FOLLOWING
                       THE ACQUISITION.


            ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

                  The following financial statements and
            exhibits are filed as part of this report, where indicated.

        (a) Financial Statements of business acquired, prepared pursuant to Rule 3.05 of Regulation S-X:

        It is impractical to provide the required financial information at the time of filing of this report. The required financial information will be filed by amendment to this Form 8-K not later than August 12, 2000.

        (b)   Pro forma financial information required pursuant to
        Article 11 of Regulation S-X:

        It is impractical to provide the required pro forma financial information at the time of filing of this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than August 12, 2000.


  (c)        Exhibits

  Exhibit
  Number     Title

                                     2.1       Stock
                                  Purchase Agreement
                                  dated May 14, 2000 by
                                  and among the Company
                                  and the shareholders
                                  of Symitar.  The
                                  schedules and exhibits
                                  relating to the
                                  agreement have been
                                  omitted, but will be
                                  provided to the
                                  Commission upon its
                                  request, pursuant to
                                  Item 601(b)(2) of
                                  Regulation S-K.

                                   10.11      Line of
                                  Credit Loan
                                  Modification Agreement
                                  dated June 6, 2000
                                  between the Company
                                  and Commerce Bank, N.A.

                                  99.1        Company
                                  Press Release dated
                                  June 7, 2000.






                        SIGNATURES

                  Pursuant to the requirements of the
            Securities Exchange Act of 1934, the
            registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Date: June 15, 2000
                                      JACK HENRY & ASSOCIATES, INC.
                                (Registrant)

                                By: /s/ Terry W. Thompson
                                        Terry W. Thompson
                                        Chief Financial Officer































                      STOCK PURCHASE AGREEMENT

                      dated as of May 14, 2000
                            by and among


                  Jack Henry & Associates, Inc.,
                      a Delaware corporation,

                                and

                     the Sellers listed on the
                       Signature Pages hereto

                        with respect to all

                    outstanding capital stock of

                       SYMITAR SYSTEMS, INC.
                      a California corporation

                         TABLE OF CONTENTS                    PAGE
                             ARTICLE I
                     SALE OF SHARES AND CLOSING
        1.01
                    Purchase and Sale. . . . . . . . . . . . . . . . . .1

        1.02
                    Purchase Price . . . . . . . . . . . . . . . . . . .1

        1.03
                    Closing. . . . . . . . . . . . . . . . . . . . . . .1

        1.04
                    Further Assurances; Post-Closing
        Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . .2

                             ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF THE SELLERS
        2.01
                    Corporate Existence. . . . . . . . . . . . . . . . .2

        2.02
                    Authority. . . . . . . . . . . . . . . . . . . . . .3

        2.03
                    Capital Stock. . . . . . . . . . . . . . . . . . . .3

        2.04
                    No Conflicts . . . . . . . . . . . . . . . . . . . .3

        2.05
                    Governmental Approvals and Filings . . . . . . . . .4

        2.06
                    Financial Statements and Condition . . . . . . . . .4

        2.07
                    Taxes. . . . . . . . . . . . . . . . . . . . . . . .4

        2.08
                    Legal Proceedings. . . . . . . . . . . . . . . . . .5

        2.09
                    Compliance With Laws and Orders. . . . . . . . . . .5

        2.10
                    Benefit Plans; ERISA . . . . . . . . . . . . . . . .5

        2.11
                    Real Property. . . . . . . . . . . . . . . . . . . .5

        2.12
                    Personal Property. . . . . . . . . . . . . . . . . .6

        2.13
                    Intellectual Property Rights . . . . . . . . . . . .6

        2.14
                    Contracts. . . . . . . . . . . . . . . . . . . . . .7

        2.15
                    Licenses . . . . . . . . . . . . . . . . . . . . . .8

        2.16
                    Affiliate Transactions . . . . . . . . . . . . . . .8

        2.17
                    Environmental Matters. . . . . . . . . . . . . . . .8

        2.18
                    Brokers, Finders and Advisors. . . . . . . . . . . .9

                            ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PURCHASER
        3.01
                    Corporate Existence. . . . . . . . . . . . . . . . .9

        3.02
                    Authority. . . . . . . . . . . . . . . . . . . . . .9

        3.03
                    No Conflicts . . . . . . . . . . . . . . . . . . . .9

        3.04
                    Governmental Approvals and Filings . . . . . . . . 10

                 TABLE OF CONTENTS(CONTINUED)
        PAGE3.05
                    Legal Proceedings. . . . . . . . . . . . . . . . . 10

        3.06
                    Purchase for Investment/Sophisticated
        Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

        3.07
                    Brokers, Finders and Advisors. . . . . . . . . . . 10

        3.08
                    Financing. . . . . . . . . . . . . . . . . . . . . 10

        3.09
                    Regulatory Status. . . . . . . . . . . . . . . . . 11

                             ARTICLE IV
                      COVENANTS OF THE SELLERS
        4.01
                    Regulatory and Other Approvals . . . . . . . . . . 11

        4.02
                    HSR Filings. . . . . . . . . . . . . . . . . . . . 11

        4.03
                    Investigation by Purchaser . . . . . . . . . . . . 12

        4.04
                    Conduct of Business. . . . . . . . . . . . . . . . 12

        4.05
                    Financial Statements and Reports . . . . . . . . . 12

        4.06
                    Certain Restrictions . . . . . . . . . . . . . . . 12

        4.07
                    Fulfillment of Conditions. . . . . . . . . . . . . 13

                             ARTICLE V
                       COVENANTS OF PURCHASER
        5.01
                    Regulatory and Other Approvals . . . . . . . . . . 13

        5.02
                    HSR Filings. . . . . . . . . . . . . . . . . . . . 14

        5.03
                    Release of Guarantees. . . . . . . . . . . . . . . 14

        5.04
                    Indemnification of Directors and Officers. . . . . 14

        5.05
                    Investigation by Sellers . . . . . . . . . . . . . 15

        5.06
                    Fulfillment of Conditions. . . . . . . . . . . . . 15

                             ARTICLE VI
               CONDITIONS TO OBLIGATIONS OF PURCHASER
        6.01
                    Representations and Warranties . . . . . . . . . . 15

        6.02
                    Performance. . . . . . . . . . . . . . . . . . . . 15

        6.03
                    Officers' Certificates . . . . . . . . . . . . . . 16

        6.04
                    Orders and Laws. . . . . . . . . . . . . . . . . . 16

        6.05
                    Regulatory Consents and Approvals. . . . . . . . . 16

        6.06
                    Opinion of Counsel . . . . . . . . . . . . . . . . 16

                            ARTICLE VII
                CONDITIONS TO OBLIGATIONS OF SELLER
        7.01
                    Representations and Warranties . . . . . . . . . . 16

        7.02
                    Performance. . . . . . . . . . . . . . . . . . . . 16

        7.03
                    Officers' Certificates . . . . . . . . . . . . . . 16

        7.04
                    Orders and Laws. . . . . . . . . . . . . . . . . . 17

        7.05
                    Regulatory Consents and Approvals. . . . . . . . . 17

                            ARTICLE VIII
                            TAX MATTERS
        8.01
                    Closing Date . . . . . . . . . . . . . . . . . . . 17

        8.02
                    Transfer Taxes . . . . . . . . . . . . . . . . . . 17

        8.03
                    Tax Cooperation; Tax Returns . . . . . . . . . . . 17

        8.04
                    Control of Contests. . . . . . . . . . . . . . . . 18

                             ARTICLE IX
                     EMPLOYEE BENEFITS MATTERS
                             ARTICLE X
                 SURVIVAL; NO OTHER REPRESENTATIONS
        10.01
                    Survival of Representations, Warranties,
        Covenants and Agreements . . . . . . . . . . . . . . . . . . . 19

        10.02
                    No Other Representations . . . . . . . . . . . . . 20

                             ARTICLE XI
                            TERMINATION
        11.01
                    Termination. . . . . . . . . . . . . . . . . . . . 20

        11.02
                    Effect of Termination. . . . . . . . . . . . . . . 21

                            ARTICLE XII
                          INDEMNIFICATION
        12.01
                    Indemnification. . . . . . . . . . . . . . . . . . 21

        12.02
                    Method of Asserting Claims . . . . . . . . . . . . 22

        12.03
                    Method of Calculating Losses . . . . . . . . . . . 25

        12.04
                    Exclusivity. . . . . . . . . . . . . . . . . . . . 25

                            ARTICLE XIII
                            DEFINITIONS
        13.01
                    Defined Terms. . . . . . . . . . . . . . . . . . . 25

        13.02
                    Construction of Certain Terms and Phrases. . . . . 32

                            ARTICLE XIV
                           MISCELLANEOUS
        14.01
                    Notices. . . . . . . . . . . . . . . . . . . . . . 32

        14.02
                    Entire Agreement . . . . . . . . . . . . . . . . . 33

        14.03
                    Expenses . . . . . . . . . . . . . . . . . . . . . 33

        14.04
                    Public Announcements . . . . . . . . . . . . . . . 33

        14.05
                    Confidentiality. . . . . . . . . . . . . . . . . . 34

        14.06
                    No Shop. . . . . . . . . . . . . . . . . . . . . . 34

        14.07
                    Noncompetition . . . . . . . . . . . . . . . . . . 34

        14.08
                    Waiver . . . . . . . . . . . . . . . . . . . . . . 36

        14.10
                    No Third Party Beneficiary . . . . . . . . . . . . 36

        14.11
                    No Assignment; Binding Effect. . . . . . . . . . . 36

        14.12
                    Headings . . . . . . . . . . . . . . . . . . . . . 36

        14.13
                    Invalid Provisions . . . . . . . . . . . . . . . . 36

        14.14
                    Governing Law. . . . . . . . . . . . . . . . . . . 36

        14.15
                    Counterparts . . . . . . . . . . . . . . . . . . . 37


  SCHEDULES

  Section 2.04 of the Disclosure ScheduleThe Company's Consents and Notices

  Section 2.05 of the Disclosure Schedule. . . . . . . . Governmental Approvals


  Section 2.06(a) of the Disclosure Schedule . . . . . . . . . . . . . . . GAAP


  Section 2.06(b) of the Disclosure Schedule . . . . . Material Adverse Effects


  Section 2.07(a) of the Disclosure Schedule . . . . . . . . Tax Return Filings


  Section 2.07(b) of the Disclosure Schedule . . . . . . . . . . . . Tax Audits


  Section 2.08 of the Disclosure Schedule. . . . . . . . . . .Legal Proceedings


  Section 2.09 of the Disclosure Schedule. . . . . . . . . Compliance with Laws


  Section 2.10 of the Disclosure Schedule. . . . . . . . . . . . .Benefit Plans


  Section 2.11 of the Disclosure Schedule. . . . . . . . . . . . .Real Property


  Section 2.13 of the Disclosure Schedule. . . . . Intellectual Property Rights


  Section 2.14(a) of the Disclosure Schedule . . . . . . . . . . . . .Contracts


  Section 2.14(b) of the Disclosure Schedule . . . . . . . .Contract Violations


  Section 2.16 of the Disclosure Schedule. . . . . . . . Affiliate Transactions


  Section 2.17 of the Disclosure Schedule. . . .Releases of Hazardous Materials

  Section 2.18 of the Disclosure ScheduleBrokers, Finders and
  Advisors

  Schedule 3.04. . . . . . . . . . . . . . . Purchaser's Governmental Approvals


  Schedule 3.07. . . . . . . . . . . . . . . . . .Brokers, Finders and Advisors


  Schedule 5.03. . . . . . . . . . . . . . . . . . . .Guarantees to be Released


  Schedule 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Employees


  Schedule 14.07 . . . . . . . . . . . . . . . . . . . . Business Jurisdictions


                              EXHIBITS


  Exhibit A. . . . . . . . . . . . . . . . . . . . . . .Purchase Price Schedule


  Exhibit B. . . . . . . . . . . . . . . . . . . . . . . . Sellers' Certificate


  Exhibit C. . . . . . . . . . . . . . . . . Secretary's Certificate of Company


  Exhibit D. . . . . . . . . . . . . . . . . Officer's Certificate of Purchaser


  Exhibit E. . . . . . . . . . . . . . . . Secretary's Certificate of Purchaser


  Exhibit F. . . . . . . . . . . . . . . . . . . . . . . . . Opinion of Counsel


                      STOCK PURCHASE AGREEMENT
  This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of May 14, 2000 is made and entered into by and between Jack Henry & Associates, Inc., a Delaware corporation ("Purchaser"), and the Sellers listed on the signature pages hereof (each a "Seller" and collectively, the "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.
  WHEREAS, Sellers own nine hundred (900) shares of common stock, no par value, of Symitar Systems, Inc., a California corporation (the "Company") constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares"); and
  WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;
  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                             ARTICLE I

                     SALE OF SHARES AND CLOSING
  ARTICLE I.1                      Purchase and Sale.
  Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, all of the right, title and interest of Sellers in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.
  ARTICLE I.2                      Purchase Price.
  The aggregate purchase price for the Shares is Forty Four
  Million Dollars ($44,000,000.00) (the "Purchase Price"), payable in immediately available United States funds at the Closing in the manner provided in Section 1.03 below and allocated among the Sellers as set forth on Exhibit A.
  ARTICLE I.3                      Closing.
  The Closing will take place at the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th floor, Los Angeles, California, or at such other place as Purchaser and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date.
  At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such accounts as Sellers may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing
  Date. Simultaneously, Sellers will assign and transfer to Purchaser all of Sellers' right, title and interest in and to the Shares held by Sellers by delivering to Purchaser a certificate or certificates representing the Shares held by Sellers, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Purchaser and Sellers, respectively, the certificates, documents and instruments to be delivered under Articles VI and VII below.
        1.04  Further Assurances; Post-Closing Cooperation.
  (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.
  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened
  Action or Proceeding. Further, each party agrees for a period extending seven (7) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.
  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.
  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.
                             ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE SELLERS
  Sellers hereby represent and warrant to Purchaser as follows:
  ARTICLE II.1                     Corporate Existence.
  The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and
  Properties, or the conduct or nature of its business, makes such qualification necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and bylaws of the Company as in effect on the date hereof.
  ARTICLE II.2                     Authority.
  This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a legal, valid and binding obligation of the Sellers enforceable against them in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.
  ARTICLE II.3                     Capital Stock.
  The authorized capital stock of the Company consists solely of ten thousand (10,000) shares of Common Stock, of which only the Shares are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable. The Shares are free and clear of all liens, encumbrances, claims and restrictions. There are (i) no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company and (ii) except as disclosed in Section 2.03 of the Disclosure Schedule, no agreements with respect to the voting of shares of the
  Company capital stock. There are no equity securities of the Company reserved for issuance for any purpose.
  ARTICLE II.4                     No Conflicts.
  The execution and delivery by the Sellers of this Agreement do not and the consummation of the transactions contemplated hereby will not:
  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws (or other comparable charter documents)
  of the Company;
  (i)a subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure
  Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Sellers or the Company or any of their respective Assets and Properties; or
  (i)b                             except as disclosed in Section
  2.04 of the Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Sellers to consummate the transactions contemplated hereby or to perform their obligations hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute
  (with or without notice or lapse of time or both) a default under, (iii) require the Sellers to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v)
  result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Sellers or the Company or any of their respective Assets and Properties under, any Contract or License to which the Sellers or the Company may be a party or by which any of their respective Assets and Properties is bound.
  ARTICLE II.5                     Governmental Approvals and
  Filings.
  Except as disclosed in Section 2.05 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
  ARTICLE II.6                     Financial Statements and
  Condition.
  (a) Prior to the execution of this Agreement, the Sellers have delivered to Purchaser true and complete copies of the following financial statements:
        (i) the audited balance sheets of the Company as of December 31, 1999, and the related audited statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Deloitte & Touche LLP, and
        (ii) the unaudited balance sheets of the Company as of March 31, 2000, and the related unaudited statements of operations, shareholders' equity and cash flows for the portion of the fiscal year then ended.
  Except as set forth in the notes thereto and as disclosed in
  Section 2.06(a) of the Disclosure Schedule, all such financial statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby.
  (b)   Except for the execution and delivery of this Agreement
  and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in Section 2.06(b) of the Disclosure Schedule, since the Unaudited Financial Statement
  Date there has not been any change that could reasonably be expected to have a Material Adverse Effect.
  (c) Except as set forth in the financial statements or the Disclosure Schedules, the Company has no liabilities, whether accrued or unaccrued, fixed or contingent, known or unknown, that could reasonably be expected to have a Material Adverse Effect on the Company.
  ARTICLE II.7                     Taxes.
  (a) Tax Return Filings. Except as set forth in Section 2.07(a) of the Disclosure Schedule, the Company has filed all income Tax Returns required to be filed by applicable Law prior to the date set forth in Section 2.07(a) of the Disclosure Schedule and has paid all Taxes shown as due from it on such income Tax Returns.
  (i)a                             Audit, Administrative and Court
  Proceedings.   Except as set forth in Section 2.07(b) of the
  Disclosure Schedule, no audits or other administrative
  proceedings or court proceedings are presently pending with regard to any income Taxes or income Tax Returns of the Company and the Company has not waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.
  (i)b                             S Status.      A qualified
  subchapter S election (within the meaning of Code Section1361 and 1362) has been in effect for the Company since 1988.
  ARTICLE II.8                     Legal Proceedings.
  Except as disclosed in Section 2.08 of the Disclosure Schedule, there are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of the Sellers, threatened against, relating to or affecting the Sellers or the Company or any of its respective Assets and Properties.
  ARTICLE II.9                     Compliance With Laws and Orders.
  To the Knowledge of the Sellers, except as disclosed in Section
  2.09 of the Disclosure Schedule, none of the Sellers nor the Company is in violation of or in default under any Law or Order applicable to them or any of their respective Assets and Properties.
  ARTICLE II.10                    Benefit Plans; ERISA.
  (a) Section 2.10 of the Disclosure Schedule contains a true and complete list and description of each of the Benefit Plans.
  Each Benefit Plan listed in Section 2.10 of the Disclosure Schedule which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Benefit Plan meets the qualification requirements of Section 401(a). Nothing has occurred which would adversely affect the qualified status of any such Benefit Plan under Section 401(a).
  (i)a Neither the Company, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section
  4001 of ERISA.
  (i)b Complete and correct copies of the following documents have been made available to Purchaser prior to the execution of this Agreement: (i) the Benefit Plans and any related trust agreements and insurance contracts; (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA; (iii) the most recent Form 5500 and schedules thereto for each Benefit Plan subject to ERISA reporting requirements;
  (iv) the most recent determination of the United States Internal Revenue Service with respect to the qualified status of each Benefit Plan intended to qualify under Section 401(a) of the Code; and (v) the most recent accountings with respect to any Benefit Plan funded through a trust.
  ARTICLE II.11                    Real Property.
  (a) Section 2.11 of the Disclosure Schedule contains a list of each parcel of real property leased by the Company which is individually or in the aggregate with other owned or leased parcels material to the Business or Condition of the Company.
  (i)a The Company has a valid and subsisting leasehold estate in the real properties referred to in paragraph (a) above. The Company has not sent or received any notice of default under such leases and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a material default of the Company's obligations thereunder.
  ARTICLE II.12                    Personal Property.
  The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all personal property (provided that no representation or warranty is made in this Section 2.12 as to personal property described in Section 2.13 or Section 2.14 of this Agreement) used in and individually or in the aggregate with other such property material to the Business or Condition of the Company, except for such personal property sold, consumed or otherwise disposed of in the ordinary course of business since the Unaudited Financial Statement Date. The Company's personal property (provided that no representation or warranty is made in this Section 2.12 as to personal property described in Section
  2.13 of this Agreement) is free and clear of all Liens, other than Permitted Liens and Liens disclosed on Section 2.12 of the Disclosure Schedule.
  ARTICLE II.13                    Intellectual Property Rights.
        (a) Section 2.13 of the Disclosure Schedule contains a true and correct list of the Company's Intellectual
        Property owned or controlled by or licensed to the Company as of the date hereof. The Company has all right, title and interest in such Intellectual Property or a valid and binding right under contract to use same.
        (b) Except as set forth on Section 2.13 of the Disclosure Schedule, the Company owns or is licensed to use all Intellectual Property necessary for the operation of its business as now conducted.
        (c) Except as set forth in Section 2.13 of the Disclosure Schedule, the Company has not entered into any agreement that limits or restricts its right to use, copy, modify, prepare derivatives of, sublicense, distribute and otherwise market, severally or together, any of the Intellectual Property owned by it (i.e. not supplied or licensed to it by a third party). Except as set forth in
        Section 2.13 of the Disclosure Schedule, there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Intellectual Property with any current or past employee of the Company, or with any independent sales person, distributor, sublicensee or other remarketer or sales organization. The Company's present use, copying, modification, preparation of derivatives of, sublicensing, distribution or other marketing of the Intellectual
        Property does not infringe any property right of any Person.
        (d) Each Person who has participated in or contributed to the development of the Intellectual Property owned by the Company (i.e. not supplied or licensed to it by a third party) has either (i) so contributed or participated as an employee of the Company within the scope of his or her employment obligations, (ii) contributed or participated as an independent contractor pursuant to a valid and binding agreement which specifically assigns all copyrights to the Company, or (iii) otherwise assigned to the Company the copyright in any Intellectual Property.
        (e) The Company has taken efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to other Persons of such of the Company's trade secrets as would have a Material Adverse Effect on the business or condition of the Company.
        (f) Except as specifically set forth in Section 2.13 of the Disclosure Schedule, and except with respect to products supplied or licensed to the Company by third parties, the Company has no obligation to make any payments by way of royalty, fee, settlement or otherwise to any Person in connection with the Company's present use, sublicensing, distribution or other marketing of such Intellectual Property.
        (g) Except as set forth in Section 2.13 of the Disclosure Schedule, no claim has been asserted against the Company by any other Person (i) that such Person has any right, title or interest in or to any of the Intellectual Property, (ii) that such Person has the right to use any of the Company's trademarks pertaining to the Business, (iii) to the effect that any past, present or projected act or omission by the Company infringes any rights of such Person to any Intellectual Property, or
        (iv) that challenges the Company's ownership of or right to use any of the Intellectual Property.
  ARTICLE II.14                    Contracts.
    (a) Section 2.14(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts in effect on the date hereof to which the Company is a party or by which any of its respective Assets and Properties is bound:
        (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services;
        (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with the Company;
        (iii) all Contracts relating to Indebtedness of the Company in excess of Fifteen Thousand dollars ($15,000.00);
        (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which in any case involve the payment, pursuant to the terms of any such Contract, by or to the Company of more than Twenty Thousand dollars ($20,000.00) annually;
        (v) all Contracts (other than Benefit Plans generally available to persons other than the Sellers) between or among the Company, on the one hand, and the Sellers, on the other hand;
        (vi) all Contracts (other than this Agreement) that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or
        (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and
        (vii) all other Contracts (other than Benefit Plans or leases listed in Section 2.11 of the Disclosure Schedule) that (A) involve the payment, pursuant to the terms of any such Contract, by or to the Company of more than Twenty
        Five Thousand dollars ($25,000.00) annually and (B) cannot be terminated within one hundred eighty (180) days after giving notice of termination without resulting in any material cost or penalty to the Company.
  (b) Each Contract required to be disclosed in Section 2.14(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the Knowledge of the Sellers, of each other party thereto; and except as disclosed in Section 2.14(b) of the Disclosure Schedule neither the Company, nor, to the Knowledge of the Sellers, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). The Company has not conveyed or assigned the Contracts required to be disclosed in Section 2.14(a) of the Disclosure Schedules or the rights to payment thereunder to any third party.
  ARTICLE II.15                    Licenses.
  The Company has all Licenses required for the conduct of the Business of the Company as presently conducted. Each such License is valid, binding and in full force and effect; and to the Knowledge of the Sellers, the Company is not in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect, other than defaults, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect on the Company.
  ARTICLE II.16                    Affiliate Transactions.
  Except as reflected in the Financial Statements or disclosed in
  Section 2.16 of the Disclosure Schedule, there is no Indebtedness between the Company, on the one hand, and the Sellers, on the other.
  ARTICLE II.17                    Environmental Matters.
  (a) The Company has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company, except where the failure to obtain any such License, individually or in the aggregate with other such failures, could not reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Licenses and with any applicable Environmental Law, except where the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate with other such failures, a Material Adverse Effect.
  (i)a                             Except as disclosed in Section
  2.17 of the Disclosure Schedule, no written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company and no site or facility now or previously owned, operated or leased by the Company is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.
  ARTICLE II.18                    Brokers, Finders and Advisors.
  Except as disclosed in Section 2.18 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers and the Company directly with Purchaser without the intervention of any other Person on behalf of the Company or Sellers in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment.
                            ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PURCHASER
  Purchaser hereby represents and warrants to Sellers as follows:
  ARTICLE III.1                    Corporate Existence.
  Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
  ARTICLE III.2                    Authority.
  The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.
  ARTICLE III.3                    No Conflicts.
  The execution and delivery by Purchaser of this Agreement do not and the consummation of the transactions contemplated hereby will not:
  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;
  (i)a subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.03 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or
  (i)b Subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.03, or except as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or to perform its obligations hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.
  ARTICLE III.4                    Governmental Approvals and
  Filings.
  Except as disclosed in Schedule 3.03 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.
  ARTICLE III.5                    Legal Proceedings.
  There are no Orders outstanding and no Actions or Proceedings pending or, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
  ARTICLE III.6                    Purchase for
  Investment/Sophisticated Investor.
  The Shares will be acquired by Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser. Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause the Company or the Sellers to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws. The Purchaser has substantial knowledge and experience in financial and business matters, has specific experience making investment decisions of a similar nature, and is capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with the transaction contemplated by this Agreement and of evaluating the related risks thereof. The Purchaser will provide the Sellers, upon request, with such information as the Sellers may deem necessary to further evaluate the foregoing representations.
  ARTICLE III.7                    Brokers, Finders and Advisors.
  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers or the Company for a finder's fee, brokerage commission or similar payment.
  ARTICLE III.8                    Financing.
  Purchaser has sufficient cash and/or available credit facilities (and has provided Sellers with evidence thereof) to pay the Purchase Price, to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and to conduct the business of the Company in the ordinary course after the Closing.
  ARTICLE III.9                    Regulatory Status.
  Subject to compliance with the HSR Act, the execution and delivery of this Agreement by Purchaser and Sellers do not and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of any Law or Order solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates. Except for the pre-merger notification required by the HSR Act, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers, the Company or the Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.
                             ARTICLE IV

                      COVENANTS OF THE SELLERS
  The Sellers covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing, the Sellers will, and will cause the Company to, comply with all covenants and provisions of this Article IV, except to the extent
  Purchaser may otherwise consent in writing.
  ARTICLE IV.1                     Regulatory and Other Approvals.
  Sellers will, and will cause the Company to, as promptly as reasonably practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Company to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
  (c) provide reasonable cooperation to Purchaser in connection with the performance of Purchasers obligations under Sections 5.01, 5.02 and 5.03 below. Sellers will, and will cause the Company to, provide, or cause to be provided, notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.
  ARTICLE IV.2                     HSR Filings.
  In addition to and not in limitation of the Seller's covenants contained in Section 4.01 above, the Sellers will, and will cause the Company to, (a) take promptly all actions necessary to make the filings required of Sellers, the Company and/or their Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the Company or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.
  ARTICLE IV.3                     Investigation by Purchaser.
  Sellers will, and will cause the Company to, (a) provide
  Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company, and (b) furnish
  Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Sellers or the Company or by which any of their respective Assets and Properties is bound.
  ARTICLE IV.4                     Conduct of Business.
  Sellers will cause the Company to conduct its business only in the ordinary course. Neither Sellers nor the Company will take any action which would constitute a misrepresentation or breach of any warranty contained in Article II hereof.
  ARTICLE IV.5                     Financial Statements and Reports.
  (a) As promptly as practicable and in any event no later than sixty (60) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or one hundred and twenty (120) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Sellers will cause the Company to deliver to Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited balance sheet, and the related audited or unaudited statements of operations, shareholders' equity and cash flows, of the Company, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.
  (i)a As promptly as practicable, Sellers will cause the Company to deliver to Purchaser true and complete copies of such other regularly-prepared monthly financial statements, reports and analyses as may be prepared by the Company relating to the business or operations of the Company.
  ARTICLE IV.6                     Certain Restrictions.
  Seller will cause the Company to refrain from:
  (a)   amending its articles of incorporation or bylaws;
  (i)a                             authorizing, issuing, selling
  or otherwise disposing of any shares of capital stock of or any Option with respect to the Company;
  (i)b making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets (except as set forth in the budget for the Company) in an aggregate amount exceeding Ten Thousand dollars ($10,000.00); or
  (i)c entering into any written employment contracts or granting any increase in pay or benefits other than increases (i) granted in the ordinary course of business pursuant to regularly scheduled annual or semi-annual employee reviews or (ii) agreed to by Purchaser, provided, however, Seller may grant aggregate increases totaling less than $30,000, on an annual basis, in the period between the date hereof and the Closing Date, provided it notifies Purchaser in advance of instituting any such increase and consults with Purchaser as to whether to grant any such increase; and
  (i)d                             entering into any Contract to
  do or engage in any of the foregoing.
  ARTICLE IV.7                     Fulfillment of Conditions.
  Sellers (a) will execute and deliver at the Closing each certificate, document and instrument that they are hereby required to execute and deliver as a condition to Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of Purchaser contained in this Agreement and (ii) to consummate all of the transactions contemplated by this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of the Company, Sellers or Purchaser contained in this Agreement.
                             ARTICLE V

                       COVENANTS OF PURCHASER
  Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing and, in the case of Sections 5.03, 5.04 and 5.05 below, thereafter, Purchaser will comply with all covenants and provisions of this
  Article V, except to the extent Sellers may otherwise consent in writing.
  ARTICLE V.1                      Regulatory and Other Approvals.
  Purchaser will as promptly as practicable (a) take all steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and will diligently and in good faith strive to obtain the same, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may request in connection therewith and (c) provide cooperation to Sellers in connection with the performance of Sellers' obligations under Sections 4.01 and 4.02 above. Purchaser will provide prompt written notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.
  ARTICLE V.2                      HSR Filings.
  In addition to and without limiting Purchaser's covenants contained in Section 5.01 above, Purchaser will (a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Sellers and/or the Company in connection with their filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.
  ARTICLE V.3                      Release of Guarantees.
  (a) Before the Closing, Purchaser shall cooperate with Sellers and the Company and either (i) obtain the release of the Shareholders from their respective guarantees of all obligations under or related to the Real Property Lease and the IBM
  Guarantee, or (ii) provide a letter of credit, guarantee or other security for the benefit of the Shareholders satisfactory, in the sole judgment of the Shareholders, to ensure that for so long as any obligations are outstanding related to the Real Property Lease and/or IBM Guarantee, if the Shareholders suffer any Loss pursuant to their guarantee of the Real Property Lease and/or IBM Guarantee, such Loss will be satisfied (in the first instance or by reimbursement of the Shareholders) by the Purchaser.
  (b) Before the Closing, Purchaser shall cooperate with Sellers and/or the Shareholders in seeking to have Sellers and/or the Shareholders released from, and will indemnify and hold Sellers and/or the Shareholders harmless against payments Sellers and/or the Shareholders may be required to make from and after the Closing in respect of, the guarantees that Sellers and/or the Shareholders have given in respect of Indebtedness or other obligations of the Company described in this Schedule 5.03.
  ARTICLE V.4                      Indemnification of Directors
  and Officers.
  (a) Until the seventh (7th) anniversary of the Closing Date, Purchaser shall indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Closing Date, an officer or director of the Company (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date ("Indemnified Liabilities").
  (b) Until the seventh (7th) anniversary of the Closing Date, Purchaser will not, nor will it permit any of its subsidiaries to, take any action to amend any provision of the articles of incorporation or bylaws or certificate of formation or limited liability company operating agreement (or other comparable charter documents) of the Company that provides for indemnification of directors, officers or employees (including an amendment effected through a merger, consolidation, sale of all or substantially all the assets, liquidation or dissolution of any such corporation), if the effect of such amendment would be to adversely affect the rights provided thereby to any Person who shall have served as a director or officer of the Company prior to the Closing Date in respect of actions taken in such capacity on or prior to the Closing Date, unless such Person would immediately thereafter be entitled to indemnification by Purchaser or another subsidiary of Purchaser comparable to that provided by the affected provision prior to any such amendment.
  ARTICLE V.5                      Investigation by Sellers.
  The Purchaser will provide Sellers and their Representatives with such assurances as Sellers may reasonably request as to Purchaser's ability to finance the Purchase Price.
  ARTICLE V.6                      Fulfillment of Conditions.
  Purchaser (a) will execute and deliver at the Closing each certificate, document and instrument that Purchaser is hereby required to execute and deliver as a condition to the Closing,
  (b) will promptly and affirmatively take all steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each other condition to the obligations of the Sellers contained in this Agreement and (ii) to consummate all of the transactions contemplated in this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of the Company, the Sellers or Purchaser contained in this Agreement.
                             ARTICLE VI

               CONDITIONS TO OBLIGATIONS OF PURCHASER
  The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):
  ARTICLE VI.1                     Representations and Warranties.
  The representations and warranties made by the Sellers in this Agreement shall be true and correct on and as of the Closing
  Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except in each case as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
  ARTICLE VI.2                     Performance.
  The Sellers shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Sellers, as the case may be, at or before the Closing.
  ARTICLE VI.3                     Officers' Certificates.
  The Sellers shall have delivered to Purchaser a certificate, dated the Closing Date, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form and to the effect of Exhibit C hereto.
  ARTICLE VI.4                     Orders and Laws.
  There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
  ARTICLE VI.5                     Regulatory Consents and Approvals.
  All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, the Company and Sellers to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.
  ARTICLE VI.6                     Opinion of Counsel.
  The Sellers shall deliver to Purchaser an opinion of the Company's legal counsel dated the Closing Date in substantially the form attached hereto as Exhibit F.
                            ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF SELLER
  The obligations of Sellers hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Sellers in their sole discretion):
  ARTICLE VII.1                    Representations and Warranties.
  The representations and warranties made by Purchaser in this Agreement shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date.
  ARTICLE VII.2                    Performance.
  Purchaser shall have performed and complied with, in all respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.
  ARTICLE VII.3                    Officers' Certificates.
  Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chief Executive Officer of the Purchaser, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary of Purchaser, substantially in the form and to the effect of Exhibit E hereto.
  ARTICLE VII.4                    Orders and Laws.
  There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.
  ARTICLE VII.5                    Regulatory Consents and Approvals.
  All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory
  Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.
  7.06  Release of Shareholder Guarantees.
  As required by Section 5.03 of this Agreement, Purchaser shall have either (i) obtained the release of the Shareholders from their respective guarantees of the Real Property Lease and the IBM Guarantee or (ii) provided a letter of credit, guarantee or other security for the benefit of the Shareholders to ensure that any Loss incurred by the Shareholders that arises out of, or in connection with, the Real Property Lease and/or the IBM Guarantee will be fully satisfied by Purchaser.
                            ARTICLE VIII

                            TAX MATTERS
  ARTICLE VIII.1                   Closing Date.
  Purchaser agrees that it will cause the Company at such times as it controls the Company not to engage in any transactions on the Closing Date other than transactions in the ordinary course of the Company's business.
  ARTICLE VIII.2                   Transfer Taxes.
  Purchaser shall pay all sales, use, transfer, real property transfer, recording, stock transfer and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Sellers on an after-Tax basis with respect to such Transfer Taxes.
  ARTICLE VIII.3 Tax Cooperation; Tax Returns After the Closing Date, Purchaser, the Company and Sellers will cooperate in the preparation of all Tax Returns and in connection with any Tax investigation, audit or other proceeding and each will provide (or cause to be provided) any records and other information the other reasonably requests, and will provide access to, and the cooperation of its auditors. Notwithstanding the foregoing, Sellers shall prepare and file all Tax Returns for the Company (other than Tax Returns relating to Transfer Taxes) with respect to the Tax periods ending on or before the Closing Date, which are filed after the Closing Date.
  ARTICLE VIII.4                   Control of Contests.
  Notwithstanding anything to the contrary in Section 8.03, Sellers shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of the Company for all taxable periods (or portions thereof) ending on or before the Closing Date, and any such refunds shall be for the account of Sellers.

  8.05 Elections. At Purchaser's option, Sellers will join with Purchaser in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign Tax law) (collectively, the "Section 338(h)(10) Elections") with respect to the purchase and sale of the Shares hereunder. In the event the Section 338(h)(10) Elections are made:
           (a) Subject to Section 8.02, Sellers will include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Elections on their tax returns to the extent permitted by applicable law.

           (b) Purchaser, Sellers and the Company shall report the transaction consistent with the Section 338(h)(10) Elections and agree not to take any action that could cause such Section 338(h)(10) Elections to be invalid, and shall take no position contrary thereto unless required to do so pursuant to a determination (as defined in Code Section 1313(a) or any similar state or local tax provision).
           (c) To the extent possible, Purchaser shall prepare for Sellers' review and approval, and Purchaser, Sellers and, if required under relevant law, the Company, shall execute at the Closing, any and all forms necessary to effectuate the Section 338(h)(10) Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state and local Tax laws (the "Section 338(h)(10) Forms")). In the event, however, any Section 338(h)(10) Forms are not executed at the Closing, Purchaser shall prepare and complete each such Section 338(h)(10) Form no later than forty-five
           (45) days prior to the date such Section 338(h)(10) Form is required to be filed, and Purchaser shall deliver any such Section 338(h)(10) Form to Sellers for their review and approval at least thirty (30) prior to the date such Section 338(h)(10) Form is required to be filed. Purchaser, Sellers and, if required under relevant law, the Company, shall each cause the Section 338(h)(10) Forms to be duly executed by an authorized person for Purchaser, Sellers and the Company in each case, and shall duly and timely file the Section 338(h)(10) Forms in accordance with applicable Tax laws and the terms of this Agreement.
           (d) As soon as practicable after the Closing, Sellers and Purchaser shall agree on the fair market value of the assets of the Company and the allocation of the deemed sales price of the assets of the Company resulting from the Section 338(h)(10) Elections (as required pursuant to Code Section 338(h)(10) and Treasury Regulation Section 1.338-6T) among such assets (the "Section 338(h)(10) Allocation"). If Purchaser and Sellers are unable to agree on the Section 338(h)(10) Allocation within sixty (60) days after the Closing, they shall request a "big five" accounting firm mutually agreeable to Sellers and Purchaser to prepare the Section 338(h)(10) Allocation. The cost of any such firm shall be borne equally by Purchaser and Sellers. Purchaser, Sellers and the Company will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation and take no position contrary thereto.

           (e) As soon as practicable after the preparation of the Section 338(h)(10) Allocation, Sellers shall prepare and deliver to Purchaser a calculation setting forth the amount of additional Taxes reasonably expected to be imposed on Sellers as a result of the making of the Section 338(h)(10) Elections, and the amount (the "Gross-Up Amount") which must be paid to each Seller so that on an after-Tax basis the amount received by such Seller in connection with this transaction equals the amount that would have been received had no Section 338(h)(10) Elections been made. The Gross-Up Amount shall be determined without reduction for any net operating losses, capital losses or other tax deductions or tax attributes of the Sellers, and by assuming that ordinary income will be taxed to the Sellers at the maximum marginal income rate then in effect for federal and state purposes. Purchaser shall pay the requested Gross-Up Amount to each Seller within ten (10) days after receipt of such calculation. Sellers and Purchaser shall make appropriate adjustments and payments to account for the impact of any subsequent adjustments or refunds that would otherwise alter the amount so calculated.
                             ARTICLE IX

                     EMPLOYEE BENEFITS MATTERS
  At the Closing Date, Purchaser shall continue the employment by the Company of each of the employees of the Company on such terms and conditions as Purchaser may, in its sole discretion, determine, but shall not be under any obligation to cause the Company to continue the employment of any or all employees or any particular employees under this Agreement except for those individuals listed on Schedule 9 hereto which Purchaser will employ on the same terms and conditions for the longer of (a) ninety (90) days or (b) the remaining term of such individuals' specific current personal service agreements with the Company; provided, however, that Purchaser shall be solely responsible for compliance with, and to provide timely notice pursuant to the Worker Adjustment and Retraining Notification Act, if applicable, and any similar provision of applicable state law, to employees of the Company who are not employed by the Company on or after the Closing.
                             ARTICLE X

                 SURVIVAL; NO OTHER REPRESENTATIONS
  ARTICLE X.1                      Survival of Representations,
  Warranties, Covenants and Agreements.
  The representations and warranties of the Sellers contained in Sections 2.02 and 2.03 of this Agreement will survive the Closing until the fifth (5th) anniversary of the date hereof. All other representations, warranties, covenants and agreements of the Sellers, the Company and Purchaser contained in this Agreement will survive the Closing until the first anniversary of the date hereof in the case of each representation, warranty, covenant and agreement (other than the agreements of Purchaser contained in Sections 5.03 and 5.04, which shall survive for the respective period specified therein), except that any representation, warranty, covenant or agreement that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under Article XII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XII.
  This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which survive for the respective periods set forth therein.
  ARTICLE X.2                      No Other Representations.
  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 10.01 above, it is the explicit intent of each party hereto that the Company and Sellers are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in Articles II above and in any certificate delivered pursuant to Section 6.03 above.
                             ARTICLE XI

                            TERMINATION
  ARTICLE XI.1                     Termination.
  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:
  (a) at any time before the Closing, by mutual written agreement of Sellers and Purchaser;
  (i)a at any time before the Closing without liability to the terminating party, by Sellers or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement upon notification of the non-terminating party by the terminating party;
  (i)b at any time before the Closing, by Sellers or Purchaser (i) in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within fifteen
  (15) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts;
  if the party seeking to terminate this Agreement shall not be in breach of any material provision of this Agreement; or
  (i)c                             at any time after June 30,
  2000, without liability to the terminating party, by Sellers or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; provided, however, if the Closing shall not have occurred on or before June 30, 2000 solely due the failure of the waiting period under the HSR Act to terminate, then this Agreement may be terminated, and the transactions contemplated hereby may be abandoned pursuant to this Section 11.01(d) at any time after July 31, 2000.
  ARTICLE XI.2                     Effect of Termination.
  If this Agreement is validly terminated pursuant to Section
  11.01 above, this Agreement will forthwith become null and void, and, except as set forth in the next sentence, there will be no liability or obligation on the part of Sellers, the Company or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except the obligations relating to expenses in Section 14.03 below and confidentiality in Section 14.05 below will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to clauses (b), (c) or
  (d) of Section 11.01 above, Sellers will remain liable to Purchaser for any willful breach of this Agreement by them existing at the time of such termination, and Purchaser will remain liable to Sellers for any willful breach of this Agreement by Purchaser existing at the time of such termination, and Sellers or Purchaser, as the case may be, may seek such remedies, including damages and attorneys' fees, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.
                            ARTICLE XII

                          INDEMNIFICATION

  ARTICLE XII.1                    Indemnification.
  (a) Subject to paragraph (c) of this Section and the other Sections of this Article XII, Sellers shall indemnify Purchaser in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement.
  (i)a                             Subject to the other Sections
  of this Article XII, Purchaser shall indemnify Sellers and each of their Affiliates (other than the Company) in respect of, and hold it and them harmless from and against, any and all Losses suffered, incurred or sustained by it and them or to which it or they become subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.
  (i)b Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under paragraph (a) of Section 12.01:
        (i)(A) unless and until Purchaser has suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of $250,000.00 in the aggregate;
           (B) unless Purchaser has received payments in respect of claims made under such paragraph of $6.0 million or less in the aggregate; and
           (C) unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (I) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (II) in any event prior to the applicable Cut-off Date;
  (ii) to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; or
  (iii) to the extent it arises from or was caused by actions taken or failed to be taken by Purchaser or any of its Affiliates after the Closing;
  provided that the limitations contained in clauses (i)(A) and
  (B) shall not apply to Losses arising from breach of the representations contained in Sections 2.02, 2.03 and 2.18.
  ARTICLE XII.2                    Method of Asserting Claims.
  All claims for indemnification by any Indemnified Party under
  Section 12.01  will be asserted and resolved as follows:
  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 12.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers or any Affiliate of Sellers or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute
  Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 12.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.
        (i)                   If the Indemnifying Party notifies
        the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
        Section 12.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party. The Indemnifying
        Party will have full control of such defense and proceedings, including any settlement thereof; provided, however, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying
        Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, and, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party.
        Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 12.02 with respect to such Third Party Claim
        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third
        Party Claim pursuant to Section 12.02(a), then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying
        Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, and, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying
        Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.
        (iii)                 If the Indemnifying Party notifies
        the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 12.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 12.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.02.
  (b) In the event any Indemnified Party should have a claim under Section 12.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified
  Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.02.
  (i)b Any dispute submitted to arbitration pursuant to this Section 12.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in San Diego, California or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.
  (i)c In the event of any claim for indemnity under Section 12.01(a), Purchaser agrees to give
  Sellers and their Representatives reasonable access to the Books and Records and employees of the Company and any of its subsidiaries in connection with the matters for which indemnification is sought to the extent Sellers reasonably deem necessary in connection with their rights and obligations under this Article XII.
  ARTICLE XII.3                    Method of Calculating Losses.
          The parties shall make appropriate adjustments for any anticipated Tax benefit in determining Losses for purposes of calculating any indemnification hereunder.
  ARTICLE XII.4                    Exclusivity.
    After the Closing, to the extent permitted by Law, the indemnities set forth in this Article XII shall be the exclusive remedies of Purchaser and Sellers and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.
                            ARTICLE XIII

                            DEFINITIONS
  ARTICLE XIII.1                   Defined Terms.
  As used in this Agreement, the following defined terms have the meanings indicated below:
  "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, Sellers or the Company, other than the transactions contemplated by this Agreement. "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation. "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.
  "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and
  7.03 above, as the same shall be amended from time to time. "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person. "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or at any time since December 31, 1996, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.
          "Board of Arbitration" has the meaning ascribed to it in
  Section 12.02(c).
  "Books and Records" means all files, documents, instruments, papers, books and records of the Company relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.
  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.
  "Business or Condition of the Company" means the business, operations, prospects, results of operations, condition
  (financial or otherwise), properties (including intangible properties), assets (including intangible assets) and liabilities of the Company taken as a whole.
  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.
  "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided by 40 C.F.R. Section300.5.
  "CIM" means the Company's Confidential Information Memorandum, as amended and/or supplemented from time to time.
          "Claim Notice" means written notification pursuant to
  Section 12.02(a) of a Third Party Claim as to which indemnity under Section 12.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section
  12.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.
  "Closing" means the closing of the transactions contemplated by
  Section 1.03 above.
  "Closing Date" means (a) the second Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Section 6.05 above and Section 7.05 above has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and the Sellers mutually agree upon in writing.
  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
  "Common Stock" means the common stock, no par value, of the Company.
  "Company" has the meaning ascribed to it in the forepart of this Agreement.
  "Competing Business" means any business actively engaged in providing in-house information processing software systems to the credit union industry.
   "Confidentiality Agreement" means the letter agreement dated March 14, 2000 between the Company and Purchaser.
  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.
  "Cut-off Date" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 10.01, as applicable.
  "Disclosure Schedule" means the record delivered to Purchaser by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company or the Sellers pursuant to this Agreement, as said record may be amended, supplemented or modified by the Company or the Sellers at any time prior to the Closing without any liability to the Company or the Sellers other than that Purchaser shall have the right for five (5) Business Days after such amendment, supplement or modification of the Disclosure Schedule to terminate the Agreement based upon such amendment, supplement or modification of the Disclosure Schedule if such amendment, supplement or modification of the Disclosure Schedule reveals a matter which would have a Material Adverse Effect. Reference herein to the Disclosure Schedule shall mean and refer not only to the record itself, but to all items, documents, agreements and instruments referenced therein and to the content of each such item, document, agreement and instrument. Likewise, reference herein to a certain Section of the Disclosure Schedule shall refer not only to that portion of the Disclosure Schedule, but to the items, documents, agreements and instruments referenced in that Section and the contents of each such item, document, agreement and instrument. Further, matters disclosed for the purpose of one Section of the Disclosure Schedule shall constitute disclosure of such matters for the purposes of all other Sections of the Disclosure Schedule. The duplication or cross-referencing of any disclosures made in the Disclosure Schedule shall not, in any instance or in the aggregate, effect a waiver of the foregoing sentence.
          "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.
  "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.
  "ERISA" means the Employee Retirement Income Security Act of
  1974, as amended, and the rules and regulations promulgated thereunder.
  "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Sellers or, before the Closing, the Company (within the meaning of Section 414 of the Code).
  "Financial Statements" means the financial statements of the Company delivered to Purchaser pursuant to Section 2.06 or 4.05 above.
  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.
  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.
  "Gross-Up Amount" has the meaning ascribed to it in Section 8.05. "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
  (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law. "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.
   "IBM Guarantee" means those individual Guaranty Agreements between IBM Credit Corp. and John Landis, David Held and Manny Prupes, respectively.
  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.
          "Indemnified Party" means any Person claiming indemnification under any provision of Article XII.
          "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XII.
          "Indemnity Notice" means written notification pursuant to Section 12.02(b) of a claim for indemnity under Article XII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.
  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.
  "Knowledge of the Sellers" means the actual knowledge of John Landis and David Held.
  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.
  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).
  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.
  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.
          "Loss" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment). "Material Adverse Effect" means any event or circumstance that has or will have, or could reasonably be expected to have, a material adverse effect on the Business or Condition of the Company, it being understood that in no event shall any failure by the Company to meet internal earnings, revenue or other projections or earnings, revenue or other predictions (including without limitation any projections contained in the CIM) be deemed by itself or by themselves, either individually or in the aggregate, to constitute a Material Adverse Effect.
  "NPL" means the National Priorities List under CERCLA.
  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person. "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).
  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to have a Material Adverse Effect.
  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.
  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.
  "Purchase Price" has the meaning ascribed to it in Section 1.02 above.
  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.
  "Real Property Lease" means that lease dated as of April 28, 1997, as amended, relating to the premises at 404 Camino del Rio South, San Diego, California 92108.
  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.
  "Representatives" has the meaning ascribed to it in Section 4.03 above.
          "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.
          "Section 338(h)(10) Allocation" has the meaning ascribed to it in Section 8.05 above.
          "Section 338(h)(10) Elections" has the meaning ascribed to it in Section 8.05. above.
          "Section 338(h)(10) Forms" has the meaning ascribed to it in Section 8.05 above.
  "Sellers" has the meaning ascribed to it in the forepart of this Agreement.
  "Shares" has the meaning ascribed to it in the forepart of this Agreement.
  "Shareholders" means, namely, David Held, John Landis and Janis Prupes and their respective heirs, successors and assigns, collectively and individually.
  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
  "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.
  "Third Party Claim" has the meaning ascribed to it in Section
  12.02(a).
  "Transfer Taxes" has the meaning ascribed to it in Section 8.02 above.
  "Unaudited Financial Statement Date" means the last day of the most recent fiscal quarter of the Company for which Financial Statements are delivered to Purchaser pursuant to Section 2.06(a)(ii).
  ARTICLE XIII.2                   Construction of Certain Terms
  and Phrases.
  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof,"
  "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
                            ARTICLE XIV

                           MISCELLANEOUS
  ARTICLE XIV.1                    Notices.
  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid) to the parties at the following addresses:
              If to Purchaser, to:
              Jack Henry & Associates, Inc.
              663 Hwy. 60, P.O. Box 807
              Monett, MO 65708
              Attn: Michael E. Henry, Chief Executive
              Officer
              with a copy to:
              Shughart, Thomson & Kilroy, P.C.
              120 W. 12th Street
              Kansas City, MO 64105
              Attn: Robert T. Schendel, Esq.
              If to Sellers or the Company, to:
              Symitar Systems, Inc.
              404 Camino del Rio South, Suite 200
              San Diego, California 92108
              Attn: John Landis
              with copies to:
              Munger, Tolles & Olson LLP
              355 South Grand Avenue, 35th Floor
              Los Angeles, California  90071
              Attn:  Ruth E. Fisher, Esq.
  and
              Weitzen & Phillips LLP
              12730 High Bluff   Drive, Suite 200
              San Diego, CA 92130
              Attn: Eric Weitzen, Esq.
  All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 14.01, be deemed given upon delivery and (b) if delivered by mail in the manner described above to the address as provided in this Section 14.01, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 14.01). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.
  ARTICLE XIV.2                    Entire Agreement.
  This Agreement, including the Exhibits and Schedules referred to herein, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof, provided, however, that nothing herein shall affect the validity or enforceability of the Confidentiality Agreement or that certain letter agreement, dated as of May 14, 2000, between the parties hereto relating to the fees and expenses referenced on Section
  2.18 of the Disclosure Schedule.
  ARTICLE XIV.3                    Expenses.
  Whether or not the transactions contemplated hereby are consummated, Purchaser shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and the Company shall pay the costs and expenses of the Company incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.
  ARTICLE XIV.4                    Public Announcements.
  At all times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sell goods or provide services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Purchaser will obtain the Sellers' prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.
   Sellers will obtain Purchaser's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.
  ARTICLE XIV.5                    Confidentiality.
  Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Person who has provided, or who is considering providing, financing or its Representatives), unless (a) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.
  ARTICLE XIV.6                    No Shop.
  Subject to the duties imposed by applicable Law, prior to the earlier of (i) the Closing or (ii) the termination of this Agreement pursuant to Section 11.01 hereof, Sellers will not take, nor will they permit the Company, or any other Affiliate of Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers, the Company or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate any offer or inquiry from any Person concerning an Acquisition Proposal.
  ARTICLE XIV.7                    Noncompetition.
  (a) Sellers will, for a period of one (1) year from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates:
        (i) employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an officer or employee of the Company, unless such officer or employee (A) resigns voluntarily (without any solicitation from Sellers or any of its Affiliates) or (B) is terminated by the Company after the Closing Date;
        (ii) causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company; or
        (iii) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, a Competing Business in any jurisdiction listed in Schedule 14.07 of the Disclosure Schedule, which are all of the jurisdictions in which the Company participates or engages in such line of business on the Closing Date.
  (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.
  (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Sellers hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.
  (d) Notwithstanding anything to the contrary set forth herein, the Shareholders (and their heirs, successors and assigns) may
  (i) continue to hold, directly or indirectly, interests, of any size in the Company, (ii) be employed by, or act as consultants to the Company and (iii) may consult with one another and/or enter into agreements with one another related to the business or operations of the Company or their respective interests in the Company.
  ARTICLE XIV.8                    Waiver
    Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
  ARTICLE XIV.9                    Amendment.
  Except for amendments, supplements and modifications to the Disclosure Schedule by the Company or the Sellers prior to the Closing, this Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Purchaser, on the one hand, and the Sellers, on the other hand.
  ARTICLE XIV.10                   No Third Party Beneficiary.
  Except as provided in Sections 3.08, 5.03, 5.04 and 12.02 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective heirs, successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
  ARTICLE XIV.11                   No Assignment; Binding Effect.
  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
  ARTICLE XIV.12                   Headings.
  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
  ARTICLE XIV.13                   Invalid Provisions.
  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby,
  (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and
  (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
  ARTICLE XIV.14                   Governing Law.
  This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.
  ARTICLE XIV.15                   Counterparts.
  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                      "PURCHASER"

                                      JACK HENRY & ASSOCIATES, INC.
                                      a Delaware corporation



                                      By:

                                      Name:
                                      Title:
                                      "SELLERS"



                                      By:

                                      Name: David Held
                                      Title:   Trustee
                                      of the David Held
                                      Revocable
                                      Inter Vivos Trust
                                      of June 9, 1988




                                      By:

                                      Name:  John Landis
                                      Title: Trustee
                                      of the Landis
                                      Family Trust,
                                      dated April 18, 1997



                                      By:
                                      Name:  Janis Prupes
                                      Title:   Trustee
                                      of the Prupes
                                      Family Trust,
                                      dated May 12, 1983


                             EXHIBIT A
                      PURCHASE PRICE SCHEDULE

  SELLERS                                             CONSIDERATION

  The David Held Revocable Inter         $14,666,666.666*
  Vivos Trust of June 9, 1988

  The Landis Family Trust,  dated        $14,666,666.666*
  April 18, 1997


  The Prupes Family Trust dated May      $14,666,666.666*
  12, 1983

                                         * Representing 33 % of the aggregate
                                         consideration of
                                         $44,000,000.
                                         This amount does
                                         not include any
                                         fees or expenses
                                         payable by the
                                         Sellers on the
                                         Closing Date.



                             EXHIBIT B
                       SELLERS' CERTIFICATE



                             EXHIBIT C
                 SECRETARY'S CERTIFICATE OF COMPANY


                             EXHIBIT D
                 OFFICER'S CERTIFICATE OF PURCHASER



                             EXHIBIT E
                SECRETARY'S CERTIFICATE OF PURCHASER



                             EXHIBIT F
                         OPINION OF COUNSEL












































                LOAN AND NOTE MODIFICATION AGREEMENT


  THIS LOAN AND NOTE MODIFICATION AGREEMENT (the "Amendment") is entered into this ___ day of June, 2000 by and between JACK
  HENRY & ASSOCIATES, INC., a Delaware corporation ("Company"), and COMMERCE BANK, N.A., a national banking association ("Bank"). WHEREAS, (i) Company and Bank entered into that certain Line of Credit Loan Agreement dated September 7, 1999 (the "Loan Agreement"), and (ii) Company executed and delivered to Bank that certain Line of Credit Note of even date therewith in the aggregate principal amount of $40,000,000 (the "Note) in connection with the Loan Agreement; and WHEREAS, Company and Bank desire to modify and amend certain provisions of the Loan Agreement and the Note to, among other things, increase the amount of the Line of Credit to $75,000,000, reducing to $50,000,000 on September 15, 2000.
  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
  1. AMENDMENT OF THE LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:
                    (A)   SECTION 1.1 OF THE LOAN AGREEMENT IS
                    AMENDED AND RESTATED TO READ:

                                 1.1    LINE OF CREDIT.  SUBJECT
                                 TO THE TERMS OF THIS AGREEMENT,
                                 BANK SHALL LEND COMPANY FROM
                                 TIME TO TIME UNTIL THE
                                 TERMINATION HEREOF, SUCH SUMS
                                 AS COMPANY MAY REQUEST, BUT
                                 WHICH SHALL NOT EXCEED THE
                                 AGGREGATE PRINCIPAL AMOUNT OF:
                                 (I) SEVENTY-FIVE MILLION AND
                                 NO/100 DOLLARS ($75,000,000)
                                 TO, BUT NOT INCLUDING,
                                 SEPTEMBER 15, 2000 AND (II)
                                 FIFTY MILLION AND NO/100
                                 DOLLARS ($50,000,000) FROM
                                 SEPTEMBER 15, 2000 TO, BUT NOT
                                 INCLUDING, JUNE 15, 2001,
                                 UNLESS RENEWED BY WRITTEN
                                 AGREEMENT BETWEEN BANK AND
                                 COMPANY (THE "TERMINATION
                                 DATE").  IN ADDITION TO THE
                                 FOREGOING, THE LINE OF CREDIT
                                 SHALL BE DEEMED TO
                                 AUTOMATICALLY TERMINATE IF THE
                                 OCCURRENCE OF AN EVENT OF
                                 DEFAULT (AS DEFINED UNDER
                                 ARTICLE V HEREOF) CAUSES THE
                                 PRINCIPAL BALANCE AND ALL
                                 ACCRUED INTEREST UNDER THE LINE
                                 OF CREDIT NOTE (AS DEFINED IN
                                 SECTION 1.2) TO BECOME
                                 IMMEDIATELY DUE AND PAYABLE.

                    (B)   SECTION 1.4(C) OF THE LOAN AGREEMENT IS
                    AMENDED BY REPLACING THE PRICING GRID IN
                    SECTION 1.4(C) WITH THE FOLLOWING:



                 QUARTER-ENDING     EURODOLLAR
  LEVEL1         FUNDED             MARGIN            UNUSED FEE
                 DEBT/EBITDA

  1              > 1.0              100bps            25bps

  2                0.5 to   1.0     87bps             20bps

  3                0.50             75bps             20bps

        1     Level 1 pricing will apply from closing through
        September 15, 2000. Thereafter, pricing will float based upon Quarter-Ending Funded Debt to EBITDA measured on a trailing four quarter basis.

                    (c)   Section 3.9 of the Loan Agreement is
                    amended by and restated to read:

                    3.9.  Net Worth.  Maintain a minimum
                    consolidated net worth (determined in
                    accordance with GAAP) of $122,000,000, plus
                    (a) step-ups equal to 50% of net income as of the end of each fiscal quarter and (b) 75% of cash proceeds of any direct equity issuance (other than stock (i) issued under employee stock purchase plans, dividend reinvestment plans, stock option plans and in merger and acquisition transactions and (ii) that is not directly owned by Company).

                    (d)   Article III of the Loan Agreement is
                    amended by adding the following Section 3.13:

                    3.13 Funded Debt to EBITDA. Maintain a ratio of Funded Debt to EBITDA of no more than 2.0 to 1 on a consolidated basis, with EBITDA determined by adding the sum of EBITDA for the most recent trailing four quarters.

  2. AMENDMENT OF THE NOTE. The Note is hereby amended as follows:

                 (a)     The principal amount of the Note is
                 increased to Seventy-Five Million and No/100
                 Dollars ($75,000,000) until September 15, 2000, which principal amount will decrease to Fifty Million and No/100 Dollars from September 15, 2000 until June 15, 2001.

                 (b)     The second paragraph of the Note is
                 amended and restated to read:

                    Principal in an amount sufficient to reduce outstanding principal under this Line of Credit Note to no more than $50,000,000 is due and payable on September 15, 2000. From September 15, 2000 through June 15, 2001, the aggregate principal amount that can be outstanding under this Line of Credit Note shall be no more than $50,000,000. All outstanding principal under this Line of Credit Note is due and payable on June 15, 2001.




  2. REPRESENTATIONS AND WARRANTIES. Company hereby represents and warrants to Bank as follows:
                    (A)   NO DEFAULT CURRENTLY EXISTS UNDER THE
                    LOAN AGREEMENT, THE NOTE OR THE OTHER LOAN
                    DOCUMENTS AND NO EVENT HAS OCCURRED WHICH WITH THE PASSAGE OF TIME OR THE GIVING OF NOTICE, OR BOTH, WOULD CONSTITUTE A DEFAULT UNDER THE LOAN DOCUMENTS.

                    (B)   THE CERTIFICATE OF INCORPORATION AND
                    BYLAWS OF COMPANY, THE ARTICLES OF
                    INCORPORATION OR CERTIFICATE OF LIMITED
                    PARTNERSHIP, AS APPLICABLE, FOR EACH
                    GUARANTOR, AND THE BYLAWS OR PARTNERSHIP
                    AGREEMENT, AS APPLICABLE, FOR EACH GUARANTOR
                    HAVE IN EACH CASE NOT BEEN AMENDED, MODIFIED
                    OR SUPPLEMENTED SINCE SEPTEMBER 7, 1999.

                    (C)   ALL OF THE REPRESENTATIONS AND
                    WARRANTIES MADE BY COMPANY IN THE LOAN
                    DOCUMENTS ARE TRUE AS IF MADE ON THE DATE HEREOF.

  2.          CONDITIONS PRECEDENT.   Closing of this Amendment
  and the transactions contemplated hereunder is conditioned on the following:
                    (A) RECEIPT BY BANK OF CERTIFICATES OF GOOD STANDING, DATED NOT MORE THAN TEN (10) DAYS PRIOR TO THE DATE OF THIS AMENDMENT FOR COMPANY AND EACH GUARANTOR FROM THEIR RESPECTIVE STATES OF ORGANIZATION.

                    (B) AN OPINION OF COUNSEL TO COMPANY AND THE GUARANTORS, WITH RESPECT TO SUCH MATTERS AS
                    REQUESTED BY BANK.

                    (C)   CERTIFIED COPIES OF EACH RESOLUTION OF
                    (I) COMPANY'S BOARD OF DIRECTORS DULY
                    AUTHORIZING THE ACQUISITION OF SYMITAR AND THE EXECUTION AND DELIVERY OF THIS AMENDMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN AND (II) EACH GUARANTOR'S BOARD OF DIRECTORS APPROVING THIS AMENDMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN.

                    (D)   RECEIPT BY BANK OF THE GUARANTORS'
                    ACKNOWLEDGEMENT AND CONSENT, EXECUTED BY EACH
                    OF THE GUARANTORS.

                    (E)   ANY OTHER DOCUMENTS, INSTRUMENTS AND
                    REPORTS AS BANK SHALL REASONABLY REQUEST.

  2.          INTERPRETATION.   From and after the execution of
  this Amendment by all of the parties hereto, all references in the Loan Agreement, the Note, the Guaranty and the other Loan Documents to "this Agreement," "hereof," "herein," and similar terms shall mean or refer to such Loan Documents as amended by this Amendment, and all references in other Loan Documents to such documents shall mean such Loan Documents as amended by this Amendment. Unless otherwise specifically defined herein, all defined terms shall have the meaning given them in the Loan Agreement. Section headings are inserted in this Amendment for convenience of reference only and shall not be used in the interpretation of this Amendment.
  3.          RATIFICATION.     UNLESS SPECIFICALLY AMENDED OR
  MODIFIED BY THE TERMS OF THIS AMENDMENT, ALL OTHER TERMS OF THE LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT AND ARE HEREBY RATIFIED AND CONFIRMED.
  4.          COUNTERPARTS.     THIS AMENDMENT MAY BE EXECUTED IN
  COUNTERPARTS, WHICH WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AND THE SAME DOCUMENT.
  5. STATUTORY NOTICE. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US EXCEPT AS WE MAY LATER AGREE IN WRITING.
  BY SIGNING BELOW, YOU AND WE AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.
  6. WAIVER OF JURY TRIAL. COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH COMPANY AND BANK MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AMENDMENT, THE LOAN AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY COMPANY, AND COMPANY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.



  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on the day and year first above written.

                                      JACK HENRY & ASSOCIATES, INC.


                                      By:

                                      Name:  Michael E. Henry
                                      Title: Chief Executive Officer


                                      COMMERCE BANK, N.A.


                                      By:

                                      Name:   Joe McCaddon
                                      Title:  First Vice President




              GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

        Each of the undersigned has heretofore executed and delivered to Bank a Guaranty dated September 7, 1999 and hereby consents to the Loan and Note Modification Agreement as set forth above, including without limitation the increase in the amount of the Line of Credit and the extension of the Termination Date, and, subject to such Amendment, confirms that the Guaranty and all of the undersigneds' obligations thereunder remain in full force and effect. Each of the undersigned further agrees that its consent to any further amendments to the Loan Agreement shall not be required as a result of this consent having been obtained.


                                      COMMLINK SERVICES, L.P.


                                      By:__________________________
                                      Name:________________________
                                      Title:_________________________


                                      PEERLESS GROUP, INC.


                                      By:___________________________
                                      Name:________________________
                                      Title:_________________________


                                      OPEN SYSTEMS GROUP, INC.


                                      By:___________________________
                                      Name:________________________
                                      Title:_________________________


                                      VERTEX, INC.


                                      By:___________________________
                                      Name:________________________
                                      Title:_________________________



  FOR IMMEDIATE RELEASE


Company:          Jack Henry & Associates, Inc.,
                  663 Highway 60
                  P.O. Box 807
                  Monett, MO  65708



ANALYST CONTACT:  Terry W. Thompson         IR CONTACT:    Becky Pendleton Reid
                  Chief Financial Officer                  Len Cereghino & Co.
                  (417) 235-6652                           (206) 448-1996


   JACK HENRY & ASSOCIATES FINALIZES SYMITAR SYSTEMS ACQUISITION


   Monett, MO -- June 7, 2000.  Jack Henry & Associates (Nasdaq:
   JKHY) today announced it has completed its purchase of Symitar Systems, Inc. (Symitar) for $44 million. The cash transaction is expected to be immediately accretive to earnings. Headquartered in San Diego, California, privately held Symitar is a provider of in-house data processing solutions for credit unions. Symitar had strong profits on revenues of $33 million for the year ended December 31, 1999.

   "The acquisition of Symitar greatly increases our presence in the credit union market, which is known for a commitment to investing in technology," stated Michael R. Wallace, President and COO of Jack Henry. The acquisition adds 237 credit union customers to Jack Henry's current count of 90. "With the addition of Symitar's comprehensive product offerings, which run on the IBM RS/6000, we can expand our reach into a market that we have not yet tapped - the 2,500 credit unions with over $25 million in assets." In conjunction with the merger, Bruce Cormode has been named Presidnet of Symitar, which will operate as a division of Jack Henry.

   Jack Henry & Associates, Inc. provides integrated computer systems and ATM networking products for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 2,850 financial institution clients serving millions of customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.

   Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors which could affect the Company's financial results are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and these statements should be reviewed by potential investors. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.










                             -thirty-